Exhibit 99.1

Janus International Group Announces $75 Million Increase to its Share Repurchase Program

TEMPLE, GA, May 15, 2025 – Janus International Group, Inc. (NYSE: JBI) (“Janus” or the “Company”), a leading provider of access control technologies and building product solutions for the self-storage and other commercial and industrial sectors, today announced its Board of Directors has expanded the Company’s existing share repurchase program, pursuant to which the Company is authorized to purchase up to an additional $75 million of its common stock.

The prior authorization was for $100 million. As of March 29, 2025, the Company has repurchased approximately 7.8 million shares of common stock at a total cost of $83.7 million under the share repurchase program. The repurchase authorization does not have an expiration date and may be terminated by the Company’s Board of Directors at any time.

“The expansion of our share repurchase program reflects the resilience of our business model and the consistency of our cash generation profile,” said Ramey Jackson, Chief Executive Officer. “We remain committed to delivering long-term shareholder value through a balanced and thoughtful approach to capital allocation.”

The Company may repurchase shares from time to time through open market transactions, block trades, or otherwise, meeting the requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and in compliance with applicable state and federal securities laws. The timing, as well as the number and value of shares repurchased under the program, will be determined by the Company at its discretion and will depend on a variety of factors, including the Company’s assessment of the intrinsic value of the Company’s common stock, the market price of the Company’s common stock, general market and economic conditions, available liquidity, compliance with the Company’s debt and other agreements, applicable legal requirements, the nature of other investment opportunities available to the Company, and other considerations. The Company is not obligated to purchase any additional shares under the repurchase program, and the program may be suspended, modified, or discontinued at any time without prior notice. No assurance can be given that any particular amount of common stock will be repurchased in the future. The Company expects to fund the repurchases by using cash on hand and expected free cash flow to be generated in the future.

About Janus International Group

Janus International Group, Inc. (www.JanusIntl.com) is a leading global manufacturer and supplier of turn-key self-storage, commercial and industrial building solutions, including roll-up and swing doors, hallway systems, relocatable storage units and facility and door automation technologies. The Janus team operates out of several U.S. and international locations.

Forward-Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding any future repurchase of common stock under the repurchase program and Janus’s belief regarding the demand outlook for Janus’s products and the strength of the industrials markets. When used in this communication, words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” and other similar words and expressions or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. The forward-looking statements contained in this communication are based on our current expectations and beliefs concerning future developments and their potential effects on us. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks of the self-storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’s ability to compete therein; (iii) litigation, complaints, and/or adverse publicity; (iv) cyber incidents or directed attacks that could result in information theft, data corruption, operational disruption, and/or financial loss; (v) the risk that our share repurchase program will be fully consummated or that it will enhance shareholder value; and (vi) the risk that the demand outlook for Janus’s products may not be as strong as anticipated. There can be no assurance that the events, results, trends or guidance regarding financial outlook identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated from time to time in amendments and its subsequent filings with the SEC.

Investor Contact

Sara Macioch

Senior Director, Investor Relations

(770) 562-6399

IR@janusintl.com

Media Contact

Suzanne Reitz

Vice President of Marketing

770-746-9576

Marketing@Janusintl.com

Source: Janus International Group, Inc.